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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

         Date of Report (Date of earliest event reported): June 4, 2000

                               Register.com, Inc.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)



         0-29739                                         11-3239091
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(Commission File Number)                      (IRS Employer Identification No.)




575 Eighth Avenue, 11th Floor, New York, New York            10018
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(Address of principal executive offices)                   (Zip Code)





Registrant's telephone number, including area code:  (212) 798-9100
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Item 2.  Acquisition or Disposition of Assets

         On June 4, 2000, the Registrant acquired all of the outstanding capital stock of Inabox Inc., a technology firm specializing in the design and development of online building tools for Internet service providers (ISPs), Web hosting companies and community sites, for $1,000,000 in cash and 260,000 shares of the Registrant's common stock, pursuant to an Agreement and Plan of Merger, dated as of June 4, 2000, by and among the Registrant, RCOM Acquisition Corp. I, a Delaware corporation and a wholly-owned subsidiary of Registrant, Inabox Inc., a Delaware corporation, and the stockholders of Inabox Inc. (the "Merger Agreement"). The Registrant has agreed to issue the stockholders of Inabox Inc. up to an additional 40,000 shares in the event Inabox Inc. meets conditions specified in the Merger Agreement.

         The source of the funds used in this acquisition are from the proceeds of Registrant's initial public offering.

         The Company has granted the stockholders of Inabox Inc. piggy-back registration rights with respect to the shares issued to them in connection with the Inabox acquisition.

         Reference is made to the related press release filed as Exhibit 20.1 hereto, which is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  20.1   Press Release dated June 5, 2000







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             REGISTER.COM, INC.



                                             By:  /s/ Jack S. Levy
                                                  -----------------------------
                                                  Jack S. Levy, General Counsel
                                                  and Secretary


Dated:  June 19, 2000






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